UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, the Board of Directors (the “Board”) of The Clorox Company (the “Company”), appointed Fabian Garcia to serve as the Chief Executive Officer (“CEO”) of the Company and a member of the Board, effective as of January 5, 2027 (the “Effective Date”). Linda Rendle will step down from her role as CEO of the Company and Chair and a member of the Board as of the Effective Date and will serve as a senior advisor to the Company through April 2, 2027, to assist with transition matters.

As of the Effective Date, Matthew J. Shattock, currently Lead Independent Director of the Board, will serve as Independent Chair of the Board. In connection with this role, Mr. Shattock will receive an Independent Chair retainer of $225,000 in addition to the annual director retainer and annual grant of deferred stock units, each paid in line with our non-employee director compensation practices.

Mr. Garcia, age 66, has served as Business Group President, Personal Care at Unilever PLC (“Unilever”) since 2022. He joined Unilever as the President of Unilever North America in 2020 and before that, was the CEO of Revlon, Inc. from 2016 to 2018. Mr. Garcia previously held various positions at the Colgate-Palmolive Company from 2003 to 2016, including Chief Operating Officer, Global Innovation and Growth. Earlier in his career, he held a series of global leadership roles at Procter & Gamble.

Mr. Garcia currently serves on the Board of Directors of Wells Fargo, having previously served on the Boards of Directors of Kimberly-Clark and Arrow Electronics.

Mr. Garcia has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment described above. Mr. Garcia will not receive additional compensation for his service as a director of the Company.

Offer Letter with Mr. Garcia

In connection with Mr. Garcia’s appointment as CEO, the Company entered into an offer letter, dated October 27, 2026, with Mr. Garcia (the “Offer Letter”).

Pursuant to the Offer Letter, Mr. Garcia will receive an annual base salary of $100,000 and will be eligible for an annual short-term incentive award with a target annual bonus opportunity of $2,000,000, settled in shares of Company common stock and prorated for fiscal year 2027 and a long-term incentive award with a target value of $4,550,000, reflecting a pro-rated long-term incentive award for the current fiscal year and comprised of 60% performance share units, which will vest following the end of the fiscal 2027–2029 performance period subject to performance, and 40% RSUs, vesting ratably over four years, in each case, generally subject to continued employment and otherwise subject to the terms of the applicable award agreement. Beginning in September 2027, Mr. Garcia will be eligible to receive an annual long-term incentive award, with a target annual award value of $9,100,000, comprised of performance share units, which will vest following the end of the applicable three-fiscal year performance period subject to performance, and RSUs, vesting ratably over four years, in each case generally subject to continued employment and otherwise subject to the terms of the applicable award agreement.

In addition, pursuant to the Offer Letter, Mr. Garcia will be entitled to a one-time sign-on award of restricted stock units (“RSUs”) with a target value of $11,000,000 to compensate Mr. Garcia for the value of equity incentive awards that he forfeits upon leaving his prior employer, which award will vest ratably over three years, subject to continued employment, and will vest in full on an involuntary termination without “Cause” or with “Good Reason” (each as defined in and as set forth in the Clorox Company Third Amended and Restated Executive Change in Control Severance Plan).

Clorox intends to use a peer median salary, as informed by a competitive study annually presented to the Board’s Management Development and Compensation Committee to establish the salary used for purposes of all salary-related benefits and perquisites, subject to the terms and limitations of the applicable plans, including in calculations under the Company’s severance and change in control benefits for senior executives. The median salary will initially be set at $1,250,000 and will be reviewed annually.

Advisory Arrangement with Ms. Rendle

In connection with Ms. Rendle’s transition to a senior advisor, on January 5, 2027, the Board approved the terms of the arrangement pursuant to which Ms. Rendle will serve the Company in an advisory capacity as of the Effective Date and through April 2, 2027 (the “Advisory Arrangement” and such period, the “Advisory Period”). In connection with Ms. Rendle’s transition to an advisory role, her current base salary of $1,350,000 will remain in effect during the advisory period. Ms. Rendle’s transition will be a “Retirement” pursuant to the terms of her outstanding long-term incentive awards and such awards will vest in accordance with their original terms. Ms. Rendle will not receive any additional long-term or incentive equity awards during the advisory period.

The descriptions of the Offer Letter and the Advisory Agreement contained in this Current Report on Form 8-K purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Advisory Agreement, respectively, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2026.

Item 7.01 Regulation FD Disclosure.

On October 29, 2026, the Company announced the appointment of Mr. Garcia to serve as CEO. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 29, 2026 of The Clorox Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: October 29, 2026	By:	/s/ Angela Hilt
Angela Hilt
Executive Vice President - Chief Legal and
External Affairs Officer & Corporate Secretary